UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2008
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)
965 Prarie Center Drive, Eden Prarie, Minnesota 55344
(Address of principal executive offices)            (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)      On May 8, 2008, Xata Corporation (the “Company”) entered into a Severance Agreement with Mark E. Ties, the Company’s Chief Financial Officer, Treasurer and Secretary. The Agreement provides that if the Company terminates Mr. Ties’ employment for any reason other than cause, if Mr. Ties terminates his employment for good reason, or if Mr. Ties’ employment is terminated within six months of a change of control of the Company other than for cause, then Mr. Ties will receive (i) severance pay for 12 months following his termination in a monthly amount equal to his monthly base salary in effect at the time of his termination; (ii) reimbursement for outplacement services in an amount not to exceed $10,000; and (iii) payment of his health and dental insurance premiums for up to 12 months after his termination if he timely elects COBRA continuation coverage in connection with his termination.
     The Agreement also provides that if Mr. Ties is unable to carry out his essential job functions for a period of at least six months because of sickness or injury, he may be terminated upon two months’ notice. In that case, and in the case Mr. Ties’ employment ends due to his death, he will be entitled to receive only compensation earned through the date of termination and payment of all or a portion (in the discretion of the Company’s Board) of any bonus he would have received under a bonus arrangement established prior to such termination if such bonus is earned based on the established performance criteria. If Mr. Ties employment is terminated for cause, he will receive only base salary earned through the date of termination.
     For purposes of the Agreement, “cause” is generally defined as any conviction or nolo contendere plea to a felony, gross misdemeanor or misdemeanor involving moral turpitude; public conduct having a detrimental effect on the Company; fraud, embezzlement or breach of any fiduciary duty to the Company; or intentional material damage to the Company’s business or property. “Good reason” is generally defined as including certain changes in authority, duties, responsibilities or compensation (unless a reduction in compensation is part of a Company-wide reduction for similar executives). A “change of control” is generally defined as a sale, merger or similar transaction that results in the Company’s shareholders holding less than 45% of the stock of the surviving or successor corporation, or that results in at least 51% of the members of the board of the surviving, successor or controlling corporation not having been members of the Company’s Board immediately prior to the transaction, or a sale of all or substantially all of the Company’s assets.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2008	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg
General Counsel